Calculation of Filing Fee Tables
F-10
OR Royalties Inc.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares (no par value)	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Receipts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 500,000,000.00	0.0001531	$ 76,550.00
Fees Previously Paid
			Total Offering Amounts:				$ 500,000,000.00		$ 76,550.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 27,550.00
			Net Fee Due:						$ 49,000.00
Offering Note
[1]	Note 1.a. There are being registered under this Registration Statement such indeterminate number of common shares, debt securities, warrants, subscription receipts and units of OR Royalties Inc. (formerly Osisko Gold Royalties Ltd) (the "Registrant"), and any combination of such securities, as from time to time may be issued at prices determined at the time of issuance, as shall have an aggregate initial offering price not to exceed $500,000,000 (or its equivalent in any other currency used to denominate the securities). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "U.S. Securities Act"), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of stock splits, stock dividends, distributions or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. Note 1.b. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the U.S. Securities Act. Note 1.c. A registration fee of $27,550 was previously paid in connection with the Registrant's registration statement on Form F-10 filed on July 28, 2023 (No. 333-273492) (the "Prior Registration Statement"), pertaining to the registration of $250,000,000 of securities of the Registrant, none of which securities were sold pursuant to the Prior Registration Statement. A request for withdrawal for the Prior Registration Statement has been submitted to the Securities and Exchange Commission. As the total registration fee required for this Registration Statement is $76,550, taking into consideration the available offset of $27,550 from the Prior Registration Statement, the Registrant accordingly owes $49,000 of the registration fee for this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	OR Royalties Inc.	F-10	333-273492	07/28/2023		$ 27,550.00	Unallocated (Universal) Shelf			$ 250,000,000.00
Fee Offset Sources	3	OR Royalties Inc.	F-10	333-273492		07/28/2023						$ 27,550.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	No securities were sold pursuant to the Prior Registration Statement. A request for withdrawal for the Prior Registration Statement has been submitted to the Securities and Exchange Commission.

Offset Note
[2]	There were registered under the Prior Registration Statement such indeterminate number of common shares, debt securities, warrants, subscription receipts and units, or any combination thereof, of the Registrant as had an aggregate initial offering price not exceeding $250,000,000 (or its equivalent in any other currency used to denominate the securities).

[3]	Note 3.a. The Registrant previously paid a registration fee of $27,550 with respect to the Prior Registration Statement pertaining to the registration of $250,000,000 of securities of the Registrant, none of which securities were sold pursuant to the Prior Registration Statement. Note 3.b. There were registered under the Prior Registration Statement such indeterminate number of common shares, debt securities, warrants, subscription receipts and units, or any combination thereof, of the Registrant as had an aggregate initial offering price not exceeding $250,000,000 (or its equivalent in any other currency used to denominate the securities). Note 3.c. No securities were offered or sold under the Prior Registration Statement and, accordingly, all of such securities remain unsold.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A